DENTSPLY SIRONA APPOINTS JOHN FORTSON AS CHIEF FINANCIAL OFFICER Brings more than 25 years of experience leading transformation, capital deployment, and growth initiatives across global businesses Charlotte, N.C., June 11, 2026 — DENTSPLY SIRONA Inc. ("Dentsply Sirona" or the "Company") (Nasdaq: XRAY), the world's largest diversified manufacturer of professional dental products and technologies, today announced the appointment of John Fortson as Executive Vice President (EVP) and Chief Financial Officer (CFO), effective July 20. Mr. Fortson joins Dentsply Sirona with more than 25 years of leadership experience in finance, operations, and strategy across both public and private equity-backed companies. He has served for 13 years as either CFO or Chief Executive Officer of global manufacturing and industrial businesses. Throughout his career, he has executed large-scale business and finance transformations, capital allocation and portfolio optimization strategies, acquisitions and integrations, and ERP implementations to strengthen financial discipline, drive growth and deliver sustainable shareholder returns. He joins Dentsply Sirona from Kymera International, where he served as CFO. Prior to Kymera, he held executive roles at Ingevity Corporation, starting as CFO & Treasurer before being promoted to CEO, President, and board member. "We are excited to welcome John to Dentsply Sirona," said Dan Scavilla, President and CEO of Dentsply Sirona. "Following an extensive search, John emerged as the clear choice to serve as our next CFO given his rare combination of public company CFO experience, CEO perspective, capital markets expertise, and a proven track record of driving growth and operational excellence at scale. “We are confident that John’s collaborative leadership style, strategic mindset, and focus on execution will make him an outstanding partner for our leadership team as we advance our Return-to-Growth Action Plan.” Mr. Fortson said, "I am honored to join Dentsply Sirona at such an important time for the Company. With leading market positions, innovative products, and significant opportunities ahead, I believe Dentsply Sirona is poised for long-term growth. I look forward to partnering with Dan and the leadership team to strengthen performance, drive disciplined execution across the business and deliver long-term growth and value creation for shareholders." About John Fortson Most recently, Mr. Fortson served as President and CFO of Kymera International, a global specialty materials company, backed by Palladium Equity Partners and Goldman Sachs. During his tenure, he helped lead the integration of a rapidly expanded global platform spanning 21 manufacturing facilities across 14 countries while overseeing the consolidation of 12 ERP systems into a unified operating environment and driving initiatives to improve forecasting, liquidity, working capital performance, and operational efficiency. Prior to Kymera, Mr. Fortson spent nearly a decade at Ingevity Corporation (NYSE: NGVT), a global specialty chemicals and materials company with approximately $1.3 billion in annual revenue, serving first as CFO and later as President, CEO and a member of the company’s board. While at Ingevity, he led the successful separation from WestRock, built its finance, treasury, tax, investor relations, internal audit, and information technology capabilities to support a standalone public company, and helped establish a robust capital structure through a $700 million credit facility, $300 million high-yield bond offering, and more than $1 billion of strategic acquisitions. Earlier in his career, Mr. Fortson served as CFO of AAR Corp., a leading global aviation services company with more than $2 billion in annual revenue. There, he led a comprehensive portfolio transformation that included divesting non-core manufacturing assets, retiring $325 million of debt, returning more than $150 million to shareholders through share repurchases, improving returns on invested capital, and repositioning the company around its higher- value aviation services platform. Before entering corporate leadership, Mr. Fortson spent 15 years in investment banking at Bank of America Merrill Lynch, ultimately serving as Managing Director in the Industrials Group. Prior to his investment banking career, he served as an officer in the U.S. Army for seven years. Mr. Fortson holds a Master of Business Administration from Duke University's Fuqua School of Business and a Bachelor of Science from the United States Military Academy at West Point. About Dentsply Sirona Dentsply Sirona is the world’s largest diversified manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world-class brands. Dentsply Sirona’s innovative products provide high-quality, effective and connected solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona is headquartered in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products. Contact Information Investors: Wade Moody Senior Manager, Investor Relations Investorrelations@dentsplysirona.com Press: Marion Par-Weixlberger Vice President, Public Relations, Corporate Communications & Brand Publicrelations@dentsplysirona.com Forward-Looking Statements and Associated Risks All statements in this Press Release that do not directly and exclusively relate to historical facts constitute "forward-looking statements." Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control, including those described in Part I, Item 1A, "Risk Factors" of the Company's most recent Annual Report on Form 10-K, Part II, Item 1A, "Risk Factors" of the Company's Quarterly Reports on Form 10-Q for any subsequent fiscal quarters, and any updating information or other factors which may be described in the Company's other filings with the Securities and Exchange Commission (the "SEC"). No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this Press Release or to reflect the occurrence of unanticipated events. Investors should understand it is not possible to predict or identify all such factors or risks. As such, you should not consider the risks identified in the Company's SEC filings to be a complete discussion of all potential risks or uncertainties associated with an investment in the Company. John Fortson, Chief Financial Officer